Exhibit 10.2

JOINDER AND AMENDMENT NO. 4 TO CREDIT AND GUARANTY AGREEMENT

JOINDER AND AMENDMENT NO. 4, dated as of October 8, 2019 (this “Amendment”), by and among TERRAFORM POWER OPERATING, LLC a Delaware limited liability company (the “Borrower”), TERRAFORM POWER, LLC, a Delaware limited liability company (“Holdings”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, and HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), HSBC BANK CANADA, BANK OF MONTREAL, THE BANK OF NOVA SCOTIA, NATIXIS SECURITIES AMERICAS LLC, RBC CAPITAL MARKETS1 and SUMITOMO MITSUI BANKING CORPORATION, as joint lead arrangers and joint bookrunners (the “Arrangers”), each Lender and Issuing Bank under the Credit Agreement (as defined below) immediately prior to the occurrence of the Amendment No. 4 Effective Date (as defined below) (each such Lender, an “Existing Lender”) and CITIBANK, N.A., MUFG Union Bank, N.A., and Banco Santander S.A., New York Branch (each a “New Lender” and together, the “New Lenders”), to the Credit and Guaranty Agreement, dated as of October 17, 2017, by and among the Borrower, Holdings, the Guarantors party thereto, the Administrative Agent and the Arrangers (as amended by the First Amendment to Credit and Guaranty Agreement, dated as of November 6, 2017, the Joinder Agreement, dated as of February 6, 2018, the Joinder and Second Amendment to Credit and Guaranty Agreement, dated as of April 27, 2018, and Amendment No. 3 to Credit and Guaranty Agreement, dated as of October 5, 2018 and as further amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”).  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein and pursuant to Section 10.5 of the Credit Agreement;

WHEREAS, subject to the terms and conditions of the Credit Agreement, at the request of the Borrower, each New Lender desires to become a Lender under the Credit Agreement; and

WHEREAS, HSBC BANK USA, NATIONAL ASSOCIATION (acting through such of its affiliates or branches as it deems appropriate) has been appointed as the Amendment No. 4 Arranger and is acting as lead arranger and bookrunner for this Amendment (in such capacity, the “Amendment No. 4 Arranger”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Amendments and New Lenders

Section 1.1.        Approval of Credit Documents.   Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and it is sophisticated with respect to decisions to make loans similar to those contemplated to be made hereunder and it is experienced in making loans of such type; (ii) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it is a Lender under the Credit Agreement and will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

1 RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

Section 1.2.         Commitment. Each New Lender hereby severally agrees to commit to provide its Revolving Commitment under the Credit Agreement and each Existing Lender hereby acknowledges its respective Revolving Commitment under the Credit Agreement, in each case, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below, on October 8, 2019.  Notwithstanding the foregoing, the effectiveness of the Revolving Commitments set forth in Schedule A shall be conditioned upon the occurrence of the Amendment No. 4 Effective Date.

Section 1.3.        New Lenders.   Each New Lender acknowledges and agrees that upon its execution of this Amendment that such New Lender shall become a “Lender” and an “Issuing Bank” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Issuing Bank thereunder.

Section 1.5.         Pro Rata Reallocation.  On the Amendment No. 4 Effective Date, (a) each of the Existing Lenders shall assign to each of the New Lenders, and (b) each of the New Lenders shall purchase from each of the Existing Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on the Amendment No. 4 Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by Existing Lenders and New Lenders ratably in accordance with their Revolving Commitments after giving effect to the Revolving Commitments of the New Lenders.

Section 1.6.         Amendments.

Subject to satisfaction (or waiver) of the conditions set forth in Article III hereof, on the Amendment No. 4 Effective Date, (i) this Amendment shall be a Credit Document (each under and as defined in the Credit Agreement) and (ii) the Credit Agreement shall be amended as follows:

(a)         The second “WHEREAS” clause in the Recitals shall be deleted in its entirety and replaced as follows:

WHEREAS, Lenders have agreed to extend a revolving credit facility to Borrower, in an aggregate principal amount not to exceed $800,000,000, the proceeds of which will be used in accordance with Section 2.6;

(b)         The following defined terms are hereby added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 4” means Joinder and Amendment No. 4 to this Agreement, dated as of October 8, 2019.

“Amendment No. 4 Arranger” means HSBC Bank USA, National Association, as joint lead arranger and joint bookrunner in connection with Amendment No. 4.

“Amendment No. 4 Effective Date” means October 8, 2019, the date of effectiveness of Amendment No. 4.

“LIBOR Discontinuance Event” means any of the following:

(a)         an interest rate is not ascertainable pursuant to the provisions of the applicable clause of the definition of “Adjusted Eurocurrency Rate” and the inability to ascertain such rate is unlikely to be temporary;

(b)        the regulatory supervisor for the administrator of the LIBO Screen Rate, the central bank for the currency of the LIBO Screen Rate, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, has made a public statement, or published information, stating that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide the LIBO Screen Rate; or

(c)         the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide the LIBO Screen Rate (the date of determination or such specific date in the foregoing clauses (a)-(c), the “Scheduled Unavailability Date”)

“LIBOR Discontinuance Event Time” means, with respect to any LIBOR Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c) of such definition, on the date on which the LIBO Screen Rate or the rate determined pursuant to clause (a)(ii) of the definition of “Adjusted Eurocurrency Rate” ceases to be provided by the administrator of the LIBO Screen Rate or is not permitted to be used (or (x) if such statement or information is of a prospective cessation or prohibition, the ninetieth (90th) day prior to the date of such cessation or prohibition, or (y) if such prospective cessation or prohibition is fewer than ninety (90) days later, the date of such statement or announcement).

“LIBOR Replacement Date” means, in respect of any Eurocurrency Rate Loan, upon the occurrence of a LIBOR Discontinuance Event, the next interest reset date after the relevant amendment in connection therewith becomes effective (unless an alternative date is specified) and all subsequent interest reset dates for which the rate determined pursuant to the definition of “Adjusted Eurocurrency Rate” would have had to be determined.

“Relevant Governmental Sponsor” means any central bank, reserve bank, monetary authority or similar institution (including any committee or working group sponsored thereby) which shall have selected, endorsed or recommended a replacement rate, including relevant adjustments (which may be a positive or negative value or zero), for the rate determined pursuant to clause (a) of the definition of “Adjusted Eurocurrency Rate”.

“Successor Benchmark Rate” has the meaning assigned to such term in Section 2.18(a)(i).

(c)         The definition of “Credit Document” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “all” with a comma and inserting the following:  “Amendment No. 4, and”.

(d)         The definition of “Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Letter of Credit Sublimit” means the lesser of (i) $300,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

(e)         The definition of “Letter of Credit Sublimit Pro Rata Share” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Letter of Credit Sublimit Pro Rata Share” means $75,000,000 for each of BNS, HSBC Canada, Natixis and Wells Fargo.

(f)          The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Maturity Date” means October 5, 2024.

(g)         The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate and, for the avoidance of doubt, includes any New Revolving Loan Commitments.  The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving Commitments as of the Amendment No. 4 Effective Date is $800,000,000.

(h)         Section 1 of the Credit Agreement is hereby amended to include a new Section 1.7 as follows:

Section 1.7 Delaware Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(i)          Section 2.18 of the Credit Agreement is hereby amended by adding the following as a new clause (f):

“(f)        Inability to Determine Applicable Interest Rate;  Successor Benchmark Rate.

(i)          If at any time (A) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or (B) the Borrower or Requisite Lenders notify the Administrative Agent in writing (with, in the case of the Requisite Lenders, a copy to the Borrower) that the Borrower or Requisite Lenders (as applicable) have determined that a LIBOR Discontinuance Event has occurred, then, at or promptly after the LIBOR Discontinuance Event Time, the Administrative Agent and Borrower shall endeavor to establish an alternate benchmark rate to replace the rate determined pursuant to the applicable clause of the definition of “Adjusted Eurocurrency Rate”, together with any adjustment to be applied to such alternate benchmark rate to account for the effects of transition from the rate determined pursuant to the applicable clause of the definition of “Adjusted Eurocurrency Rate” to such alternate benchmark rate (which may be a positive or negative value or zero), giving due consideration to the then prevailing market convention for determining a rate of interest (including the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from the rate determined pursuant to the applicable clause of the definition of “Adjusted Eurocurrency Rate” to such replacement benchmark, including any changes necessary to reflect the available interest periods and timing for determining such alternate benchmark rate) for comparable loans of this type in the United States at such time and any recommendations (if any) therefor by a Relevant Governmental Sponsor, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor Benchmark Rate”).

(ii)        After such determination that a LIBOR Discontinuance Event has occurred, promptly following the LIBOR Discontinuance Event Time, the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such Successor Benchmark Rate and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent may determine in good faith (which determination shall be conclusive absent manifest error), to implement and give effect to the Successor Benchmark Rate under this Agreement on the LIBOR Replacement Date and, notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective for all Lenders without any further action or consent of any other party to this Agreement on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Requisite Lenders have delivered to the Administrative Agent written notice that such Requisite Lenders do not accept such amendment; provided, that if a Successor Benchmark Rate has not been established pursuant to the foregoing, at the option of the Borrower, the Borrower and the Requisite Lenders may select a different Successor Benchmark Rate that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) and, upon not less than five (5) Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, such Requisite Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such Successor Benchmark Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.5, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if no Successor Benchmark Rate has been determined pursuant to the foregoing and a Scheduled Unavailability Date (as defined in the definition of LIBOR Discontinuance Event) has occurred, the Administrative Agent will promptly so notify the Borrower and each Lender and thereafter, until such Successor Benchmark Rate has been determined pursuant to this paragraph, the provisions of Section 2.18(a) shall apply until a Successor Benchmark Rate has been chosen pursuant to this paragraph. Notwithstanding anything else herein, any definition of Successor Benchmark Rate shall provide that in no event shall such Successor Benchmark Rate be less than zero for purposes of this Agreement.

(iii)        This Section 2.18(f) shall supersede any provisions of Section 10.5 to the contrary solely to the extent provided in this Section 2.18(f).”

(j)         Section 2.24 of the Credit Agreement is hereby amended by deleting the first sentence therein and replacing it with “Borrower may by written notice to Administrative Agent elect to request, on and after the Amendment No. 4 Effective Date and prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (any such increase, the “New Revolving Loan Commitments”) by an amount not in excess of $150,000,000 in the aggregate.”

(k)         Section 9 of the credit agreement is hereby amended to add a new Section 9.11 as follows:

Section 9.11        Certain ERISA Matters

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the US Code) of one or more Employee Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)         the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14); (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement; (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14; and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Arranger, in its sole discretion, and such Lender.

(b)         In addition, unless either (1) sub-paragraph (a)(i) above is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-paragraph (a)(iv) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or any Arrangers under this Agreement, any Credit Document or any documents related hereto or thereto).

As used in this Section 9.11, the following term has the following meaning:

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(l)          Sections 10.5(a) and (b) of the Credit Agreement are hereby amended by deleting the phrase “(but subject to Sections 2.25 and 2.26)” and replacing it with “(but subject to Sections 2.18(f), 2.25 and 2.26)”.

(m)        Section 10 of the Credit Agreement is hereby amended to add a new Section 10.26 as follows:

Section 10.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(n)         Appendix A of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

Lender	Revolving Commitments
HSBC Bank Canada	$66,666,666.74
Barclays Bank PLC	$66,666,666.66
Bank of America, N.A.	$66,666,666.66
Bank of Montreal	$66,666,666.66
The Bank of Nova Scotia	$66,666,666.66
Natixis	$66,666,666.66
Royal Bank of Canada	$66,666,666.66
Sumitomo Mitsui Banking Corporation	$66,666,666.66
Wells Fargo Bank, National Association	$66,666,666.66
CITIBANK, N.A.	$66,666,666.66
MUFG Union Bank, N.A.	$66,666,666.66
Banco Santander S.A., New York Branch	$66,666,666.66
Total:	$800,000,000.00

ARTICLE II

Representations and Warranties

In order to induce each Lender to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:

Section 2.1          Organization; Requisite Power and Authority; Qualification.  Each Credit Party and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted and (iii) to enter into this Amendment and to carry out the transactions contemplated hereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 2.2           Due Authorization.  The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Credit Party that is a party hereto.

Section 2.3          No Conflict.  The execution, delivery and performance by each Credit Party party hereto of this Amendment and the consummation of the transactions contemplated by this Amendment do not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Credit Party or any Subsidiary of Holdings except where such violations could not reasonably be expected to have a Material Adverse Effect, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except, in this clause (a)(iii), where such violation could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment No. 4 Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

Section 2.4         Governmental Consents.  The execution, delivery and performance by each Credit Party party hereto of this Amendment and the consummation of the transactions contemplated by this Amendment do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (a) such as have been obtained or made and are in full force and effect and (b) for filings and recordings with respect to the Collateral.

Section 2.5          Binding Obligation.  This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of each such Credit Party party hereto, enforceable against each such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

ARTICLE III

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(a)         The Administrative Agent (or its counsel) shall have received from (i)  each Revolving Lender and Issuing Bank, (ii) each New Lender (iii) the Administrative Agent and Collateral Agent and (iv) each Credit Party, (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)         The Administrative Agent shall have received (i) such customary resolutions or other action of each Credit Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (ii) with respect to Borrower and Holdings, such documents and certifications (including, without limitation, incumbency certificates, Organizational Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower and Holdings is duly organized or formed, and that each of the Borrower and Holdings is validly existing and in good standing and (iii) to the extent applicable in the relevant jurisdiction, bring down good standing certificates of each Credit Party dated as of a recent date.

(c)       Holdings, the Borrower and each of the Guarantor Subsidiaries shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Amendment No. 4 Effective Date by the New Lenders as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) Business Days prior to the Amendment No. 4 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).

(d)         All costs, fees, expenses (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees), in each case solely to the extent required to be paid pursuant to Section 10.2 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Amendment No. 4 Arranger and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least two Business Days prior to the Amendment No. 4 Effective Date).

(e)         The Borrower shall have paid to the Administrative Agent, for the account of  each Existing Lender, a fee an amount equal to 0.175% of such Existing Lender’s Revolving Commitment on the Amendment No. 4 Effective Date.

(f)          After giving effect to this Amendment, (A) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect, (B) the representations and warranties of the Borrower and each other Credit Party contained in Section 4 of the Credit Agreement, Article II hereunder and each other Credit Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (C) no Default shall have occurred and be continuing, or would result immediately after giving effect to the provisions of this Amendment on the Amendment No. 4 Effective Date that would constitute an Event of Default or a Default.  A Responsible Officer of the Borrower shall have delivered a certificate certifying as to the matters set forth in the preceding clauses (A), (B) and (C).

(g)        The Administrative Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special New York and Delaware counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Amendment No. 4 Arranger.

ARTICLE IV

Miscellaneous

Section 4.1.          Continuing Effect; No Other Amendments or Waivers.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are hereby ratified and affirmed in all respects, are valid and enforceable and shall continue in full force and effect.  Except as expressly set forth herein, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.  The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the Amendment No. 4 Effective Date.  This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.  All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 4 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 4 Effective Date, the Amended Credit Agreement.

Section 4.2.          Counterparts.  This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.3.          Headings.  Section and subsection headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 4.4.          GOVERNING LAW.  THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AMENDMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4.5.          Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 10.15 and 10.16 of the Credit Agreement pertaining to consent to jurisdiction, service of process and waiver of jury trial are hereby incorporated by reference therein, mutatis mutandis.

Section 4.6.          Reaffirmation.  Each Credit Party expressly acknowledges that it has reviewed the terms of this Amendment, consents to the amendments to the Credit Agreement effected pursuant to this Amendment and reaffirms, as of the date hereof and on the Amendment No. 4 Effective Date, that its guarantee (if applicable) of the Obligations under the Credit Agreement and its grant of Liens on the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Credit Parties under the Credit Documents (including the Amended Credit Agreement) subject to any limitations set out in the Amended Credit Agreement and any other Credit Document applicable to that Credit Party.  Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.

[Signature Pages Follow]

TERRAFORM POWER, LLC
TERRAFORM POWER OPERATING, LLC
SUNEDISON CANADA YIELDCO MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ1 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ2 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ3 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ4 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ6 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ7 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ8 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ9 MASTER HOLDCO, LLC
SUNEDISON YIELDCO ACQ10, LLC
SUNEDISON YIELDCO CHILE MASTER HOLDCO, LLC
SUNEDISON YIELDCO DG MASTER HOLDCO, LLC
SUNEDISON YIELDCO DGS MASTER HOLDCO, LLC
SUNEDISON YIELDCO DG-VIII MASTER HOLDCO, LLC
SUNEDISON YIELDCO ENFINITY MASTER HOLDCO, LLC
SUNEDISON YIELDCO NELLIS MASTER HOLDCO, LLC
SUNEDISON YIELDCO REGULUS MASTER HOLDCO, LLC
SUNEDISON YIELDCO UK HOLDCO 3 MASTER HOLDCO, LLC
SUNEDISON YIELDCO UK HOLDCO 4 MASTER HOLDCO, LLC
TERRAFORM CD ACQ MASTER HOLDCO, LLC
TERRAFORM FIRST WIND ACQ MASTER HOLDCO, LLC
TERRAFORM LPT ACQ MASTER HOLDCO, LLC
TERRAFORM POWER IVS I MASTER HOLDCO, LLC
TERRAFORM REC ACQ MASTER HOLDCO, LLC
TERRAFORM SOLAR MASTER HOLDCO, LLC
TERRAFORM SOLAR XVII ACQ MASTER HOLDCO, LLC
TERRAFORM THOR ACQ MASTER HOLDCO, LLC

By:	/s/ Michael Tebbutt
Name:	Michael Tebbutt
Title:	Authorized Representative

[Signature Page to Amendment No. 4]

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Keisha McLaughlin
Name:	Keisha McLaughlin
Title:	AVP

[Signature Page to Amendment No. 4]

HSBC BANK CANADA, as a Revolving Lender and an Issuing Bank

By:	/s/ Ted Bertoia
Name:	Ted Bertoia
Title:	Vice President, Global Banking

By:	/s/ My Le
Name:	My Le
Title:	Director, Global Banking

[Signature Page to Amendment No. 4]

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Maggie Halleland
Name:	Maggie Halleland
Title:	Vice President

[Signature Page to Amendment No. 4]

BARCLAYS BANK, PLC, as a Revolving Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[Signature Page to Amendment No. 4]

BANK OF MONTREAL, as a Revolving Lender

By:	/s/ Grace Potter
Name:	Grace Potter
Title:	Director

[Signature Page to Amendment No. 4]

THE BANK OF NOVA SCOTIA, as a Revolving Lender and an Issuing Bank

By:	/s/ Kirt Millwood
Name:	Kirt Millwood
Title:	Managing Director

By:	/s/ Mathieu Leroux
Name:	Mathieu Leroux
Title:	Associate Director

[Signature Page to Amendment No. 4]

NATIXIS, NEW YORK BRANCH., as a Revolving Lender and an Issuing Bank

By:	/s/ Ahmet Urgulu
Name:	Ahmet Urgulu
Title:	Executive Director

By:	/s/ Ronald Lee
Name:	Ronald Lee
Title:	Director

[Signature Page to Amendment No. 4]

ROYAL BANK OF CANADA, as a Revolving Lender and an Issuing Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

[Signature Page to Amendment No. 4]

SUMITOMO MITSUI BANKING CORPORATION, as a Revolving Lender

By:	/s/ Juan Kreutz
Name:	Juan Kreutz
Title:	Managing Director

[Signature Page to Amendment No. 4]

WELLS FARGO BANK, N.A., as a Revolving Lender and an Issuing Bank

By:	/s/ Bobby Ausman
Name:	Bobby Ausman
Title:	Director

[Signature Page to Amendment No. 4]

CITIBANK, N.A., as a New Lender

By:	/s/ Greg Kantrowitz
Name:	Greg Kantrowitz
Title:	Vice President

[Signature Page to Amendment No. 4]

MUFG UNION BANK, N.A., as a New Lender

By:	/s/ Chi-Cheng Chen
Name:	Chi-Cheng Chen
Title:	Director

[Signature Page to Amendment No. 4]

BANCO SANTANDER S.A., NEW YORK BRANCH, as a New Lender

By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director

By:	/s/ Terence Corcoran
Name:	Terence Corcoran
Title:	Executive Director

[Signature Page to Amendment No. 4]

Schedule A

New Lender Commitments	Amount
CITIBANK, N.A.	$66,666,666.66
MUFG Union Bank, N.A.	$66,666,666.66
Banco Santander S.A., New York Branch	$66,666,666.66
Total:	$199,999,999.98